UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

COLUMBIA FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38456	22-3504946
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19-01 Route 208 North, Fair Lawn, New Jersey 07410

(Address of principal executive offices) (Zip Code)

(800) 522-4167

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(f)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On February 23, 2022, Columbia Financial, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) relating to the Company’s Special Meeting of Shareholders which was held on April 4, 2022 (“Special Meeting Proxy Statement”). The Special Meeting Proxy Statement included the 2021 Summary Compensation Table as required by Item 402(c) of Regulation S-K.

As disclosed in the Special Meeting Proxy Statement, information regarding the ESOP and SERP allocations for each named executive officer was not included in the calculation of total compensation in the Summary Compensation Table as such information was not available from the Company’s third party service provider at the time the Special Meeting Proxy Statement was filed with the SEC. Such data was made available to the Company on April 5, 2022.

The Summary Compensation Table on page 27 of the Special Meeting Proxy Statement has been recalculated to include the ESOP and SERP allocations for each named executive officer as follows:

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer and principal financial officer of the Company for the most recently completed fiscal year and the next three most highly compensated executive officers of the Company whose total compensation for 2021 exceeded $100,000.

	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(7)
Thomas J. Kemly	2021	818,900	—	—	—	765,160	366,796	181,080	2,131,936
President	2020	825,577	—	—	—	890,236	1,751,023	151,035	3,617,871
and Chief Executive Officer	2019	775,000	—	4,184,996	2,790,002	849,735	2,350,329	181,941	11,132,003

Dennis E. Gibney	2021	412,000	—	—	—	334,029	56,107	74,510	876,646
Executive Vice President	2020	417,462	—	—	—	367,829	170,419	56,133	1,011,843
and Chief Financial Officer	2019	392,000	50,000	1,530,001	1,020,000	294,386	153,627	63,976	3,503,990

E. Thomas Allen, Jr.	2021	472,000	—	—	—	441,025	175,097	98,168	1,186,290
Senior Executive Vice President	2020	477,693	—	—	—	472,714	685,719	82,868	1,718,994
and Chief Operating Officer	2019	450,000	—	1,800,006	1,200,000	440,107	974,481	97,269	4,961,863

John Klimowich	2021	370,000	—	—	—	240,408	238,927	63,452	912,787
Executive Vice President	2020	363,462	—	—	—	272,602	757,071	47,683	1,440,818
and Chief Risk Officer	2019	330,000	—	1,999,998	799,999	255,760	869,887	50,500	3,176,145

Allyson Schlesinger	2021	380,000	—	—	—	294,737	73,000	77,345	825,082
Executive Vice President,	2020	379,039	—	—	—	256,743	107,402	57,314	800,498
Head of Consumer Banking	2019	365,000	50,000	990,008	660,000	162,100	84,048	69,884	2,381,040

Oliver E. Lewis, Jr. Executive Vice President, Head of Commercial Banking	2021	350,000	—	419,996	279,998	262,719	—	60,851	1,373,564

(1)	Reflects salary amounts that include cash compensation earned by each NEO, including any portion of these amounts contributed to the tax-qualified 401(k) plan or the SIM. Due to the timing of payroll in 2020, amounts reflected in the 2020 row reflect one additional pay period than in typical years.
(2)	The discretionary bonus paid to Mr. Gibney in fiscal year 2019 was in recognition of his outstanding performance with respect to the two mergers that the Company announced in 2019. Ms. Schlesinger was entitled to a sign on bonus of $50,000 in connection with her employment by the Company in 2018, which was paid in fiscal year 2019.
(3)	Reflects the aggregate grant date fair value of restricted stock awards granted in 2019 under the 2019 Equity Incentive Plan, calculated in accordance with FASB ASC Topic 718 for stock-based compensation. The amounts were calculated based on the Company’s stock price on the date of grant, which was July 23, 2019 for all named executive officers other than Mr. Lewis. For the performance-based portion of the 2019 restricted stock awards, the grant date fair value reflects the number of shares that are expected to vest based on the probable outcome of the performance results (i.e., target level of performance). With respect to Mr. Lewis, the amounts were calculated based on the Company’s stock price on the date of grant, which was March 22, 2021. These amounts reflect the total grant date fair value for these restricted stock awards and do not correspond to the actual value that will be recognized as income by each of the NEOs when received.
(4)	Reflects the aggregate grant date fair value of stock options granted in 2019 under the 2019 Equity Incentive Plan, calculated in accordance with FASB ASC Topic 718 for stock-based compensation based upon a fair value of $4.25 for each option using the Black-Scholes option pricing model, other than Mr. Lewis. With respect to Mr. Lewis, a fair value of $4.91 was used for each option using the Black-Scholes option pricing model. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.

(5)	For 2021, represents non-discretionary, performance-based cash payments earned by each named executive officer during each year presented under the PAIP, which is described above under “Short-Term Incentives.” For 2021, specific amounts were as follows:

Columbia Bank Performance Achievement Incentive Plan(a)
Mr. Kemly	$765,160
Mr. Gibney	334,029
Mr. Allen	441,025
Mr. Klimowich	240,408
Ms. Schlesinger	294,737
Mr. Lewis	262,719

(a)	Represents performance-based payments earned under the PAIP, which is previously discussed in more detail under the section entitled “Short-Term Incentives” above. The Company’s 2021 audit report, which will be filed no later than March 1, 2022 with the Company’s Annual Report on Form 10-K, may result in adjustments to the performance measures under the PAIP. The PAIP awards are subject to adjustment if the performance measures change as a result of the audit. The amounts reported for 2021 were based on 2021 performance and will be paid to the NEOs on March 4, 2022.

For 2019 and 2020, in addition to awards made under the PAIP for such years, the sum in this column also represents awards made prior to 2019 under the Columbia Bank Long-Term Incentive Plan (“Cash LTIP”), which plan was terminated in 2019. Prior to termination of the Cash LTIP, Cash LTIP awards were granted annually using a three-year performance period. A participant was eligible to earn a target Cash LTIP award for a performance period with the amount of such awards based on a percentage of the participant’s base salary. The participant was eligible to earn a percentage of the target award for a performance period based on achievement of one or more performance measures established by the Compensation Committee of the Board for that performance period with two-thirds of the earned amount paid in cash within two and a half months following completion of the performance period and one-third of the earned amount paid in cash one year later subject to continued employment of the participant during that year. Under the Cash LTIP, awards were granted annually using a three-year performance period, with (i) two-thirds of a participant’s award for each three-year performance period earned at the end of the performance period and (ii) the remaining one-third earned one year later, subject to the participant’s continued employment as of the end of the one-year period following the end of the performance period.

(6)	Reflects the actuarial change in pension value in each individual’s accrued benefit under the defined benefit pension plan (and the supplemental plans) from December 31 of the prior year to December 31 of the reported year. Pension values may fluctuate significantly from year to year depending on a number of factors, including age and the assumptions used to determine the present value of a named executive officer’s accumulated benefit, including interest rates. The change in pension value reflects changes in interest rate assumptions, age, service and earnings during 2021. See “—Retirement Benefits” footnote 2 to the pension plan table below for more information.
(7)	Details of the amounts disclosed in the “All Other Compensation” column for 2021 are provided in the table below, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs in 2021. Except as otherwise noted, the actual incremental costs to the Company of providing the perquisites and other personal benefits to the NEOs was used.

	Mr. Kemly	Mr. Gibney	Mr. Allen	Mr. Klimowich	Ms. Schlesinger	Mr. Lewis
Company contribution to ESOP and ESOP SERP(a)	141,817	64,707	78,388	53,320	52,834	37,126
Company matching contributions to 401(k) plan and SIM(b)	8,700	8,700	8,700	8,700	8,700	11,263
Executive term life insurance premiums(c)	3,333	383	1,669	712	—	—
Car allowances(d)	8,441	—	8,691	—	15,091	11,742
Mobile phone allowances(e)	720	720	720	720	720	720
Club dues(f)	18,069	—	—	—	—	—

(a)	Reflects regular ESOP allocations and allocations under the related ESOP SERP for each NEO.
(b)	Reflects the cost of matching contributions under our tax-qualified 401(k) plan and SIM.
(c)	Reflects the amount of imputed income for bank owned life insurance.
(d)	Reflects the car allowance of each NEO during 2021 as part of our car allowance program.
(e)	Reflects the mobile phone allowance of each NEO during 2021 as part of our mobile phone program.
(f)	Reflects the payment of club dues for each NEO under our club membership policy.

Updated 2021 Pay Ratio Disclosure

The Special Meeting Proxy Statement included certain information about the relationship between the annual total compensation of the Company’s CEO, Mr. Kemly, and the median of the annual total compensation of our employees for 2021 (the “2021 CEO Pay Ratio”). The information included in the Special Meeting Proxy Statement was based, in part, on Mr. Kemly’s total annual compensation for 2021 as reflected in the Summary Compensation Table included in the Special Meeting Proxy Statement, which did not include any amount in respect of the ESOP and SERP Allocations for Mr. Kemly as discussed above as that information was not available as of February 23, 2022, the date of the Special Meeting Proxy Statement. As reported in the Special Meeting Proxy Statement, the Company’s 2021 CEO Pay Ratio excluding any amount in respect of the ESOP and SERP Allocations was 17 to 1.

As discussed above, information regarding the ESOP and SERP allocations for our named executive officers became available on April 5, 2022 and such amounts are now included in the calculation of Mr. Kemly’s total compensation. This results in a final 2021 CEO Pay Ratio of 18 to 1, based on the following:

•	the annual total compensation of Mr. Kemly for 2021, using Mr. Kemly’s updated 2021 total compensation of $2,131,936, including the ESOP and SERP allocations for Mr. Kemly for 2021 as set forth above; and
•	the median of the annual total compensation of all of the Company’s employees (other than Mr. Kemly), determined in accordance with Item 402(u) of Regulation S-K, which was $121,439.

Reference is hereby made to the “Pay Ratio Disclosure” section of the Special Meeting Proxy Statement on page 32 for additional information about the 2021 CEO Pay Ratio and how it was calculated.

Item 9.01	Financial Statements and Other Exhibits.

(d)       Exhibits

Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBIA FINANCIAL, INC.

Date: April 11, 2022	By:	/s/ Dennis E. Gibney
Dennis E. Gibney
Executive Vice President and Chief Financial Officer